                                                                      EXHIBIT 21

             SUBSIDIARIES OF THE COMPANY, AS OF DECEMBER 22, 1998

                                                                                                          % OWNED
                                                                                    ORGANIZED UNDER    BY IMMEDIATE
                                   SUBSIDIARY                                           LAWS OF          PARENT(1)
---------------------------------------------------------------------------------   ----------------   -------------
American Axle & Manufacturing of Michigan, Inc. .................................       Michigan

     American Axle & Manufacturing, Inc. ........................................       Delaware          100

          American Axle & Manufacturing de Mexico, S.A. de C.V. .................        Mexico          99.99(2)

          American Axle & Manufacturing de Mexico Holdings, S. de R.L. de C.V. ..        Mexico          99.99(2)

              Guanajuato Gear & Axle de Mexico S. de R.L. de C.V. ...............        Mexico          99.99(2)

          AAM Receivables Corp. .................................................       Delaware          100

          American Axle International Sales, Ltd. ...............................      U.S. Virgin        100
                                                                                         Islands

     AAM International Holdings, Inc. ...........................................       Delaware          100

          Albion Automotive (Holdings) Limited...................................       Scotland          100

              Albion Automotive Limited..........................................       Scotland          100

              Farrington Components Holding Limited..............................       Scotland          100

              Farrington Components Limited......................................       England           100

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(1) All subsidiaries set forth herein are reported in the Company's financial statements through consolidations.

(2) Remaining shares owned by American Axle & Manufacturing of Michigan, Inc.